Exhibit 99.1

CONTACT:

Meara Murphy

978-671-8508

LANTHEUS HOLDINGS ANNOUNCES DIVESTITURE OF ITS AUSTRALIAN RADIOPHARMACY SERVICING BUSINESS AND ENTRY INTO LONG-TERM SUPPLY AND DISTRIBUTION AGREEMENT

Transaction Simplifies Service and Distribution Model in Australia;

Expands International Reach of Products

NORTH BILLERICA, Mass. (August 11, 2016) – Lantheus Holdings, Inc. (“Lantheus” or the “Company”) (NASDAQ: LNTH), parent company of Lantheus Medical Imaging, Inc. (“LMI”), a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products, today announced the sale of its radiopharmacy servicing business in Australia to Global Medical Solutions, Ltd. (“GMS”). As part of the transaction, LMI and GMS also entered into a long-term supply and distribution contract under which LMI will continue to supply GMS and its affiliates with LMI’s products on commercial terms and under which GMS has agreed to certain product purchase commitments.

The transaction includes Lantheus’ radiopharmacy servicing business in greater Melbourne, Victoria and in greater Adelaide, South Australia. These radiopharmacies prepare individual, patient-ready doses of single photon emission computed tomography (SPECT)-based radiopharmaceuticals, which are sold by the radiopharmacies to healthcare providers for administration to patients. The long-term supply and distribution contract provides for Lantheus’ products to continue to be available in those markets.

In addition, Lantheus has appointed GMS as a distributor of its radiopharmaceuticals, including nuclear medicine products and cold kits, in Australia and other international markets served in GMS’s international footprint, as well as the distributor of DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension in Australia and New Zealand, two countries in which that contrast agent is already approved and sold.

“This transaction simplifies our service and distribution model in Australia and expands the international reach of our products,” said Mary Anne Heino, President and Chief Executive Officer of Lantheus. “Our agreements with GMS align with our business strategy to continually look for opportunities to improve operational efficiencies and customer service. Through our long-term supply and distribution agreement with GMS, we will continue to provide industry-leading nuclear medicine products and contrast agents to healthcare providers and their patients in Australia as well as a number of other international markets served by GMS. We look forward to working closely with GMS to execute a seamless transition for customers, patients, suppliers and employees.”

“This transaction further expands GMS’s geographical presence in Australia and extends our breath of services and products in that country. Moreover, the transaction adds valued local market expertise to GMS’s existing service offering. Expanding our geographical reach in Australia is an important step for GMS. It strengthens our position as an Australian nation-wide partner with the medical imaging community by adding to our ability to service clients on a local level,” added Haig S. Bagerdjian, Chairman and Chief Executive Officer of GMS. “We look forward to continuing our long running relationship with Lantheus through our newly solidified commercial arrangement, which we believe will help both companies reach their short and long-term goals.”

While moving to this new service and distribution model in the Australian market is expected to result in a modest decrease in revenue going forward, the Company expects the resulting cost savings associated with divesting the radiopharmacy servicing operations and the revenue anticipated under the long-term supply and distribution agreement will together be accretive to Adjusted EBITDA compared to historical levels.

About Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc.

Lantheus Holdings, Inc. is the parent company of Lantheus Medical Imaging, Inc., a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products. LMI provides a broad portfolio of products, which are primarily used for the diagnosis of cardiovascular diseases. LMI’s key products include the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension; TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures; and Xenon (Xenon Xe 133 Gas), an inhaled radiopharmaceutical imaging agent used to evaluate pulmonary function and for imaging the lungs. LMI is headquartered in North Billerica, Massachusetts with offices in Puerto Rico and Canada. For more information, visit www.lantheus.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that may be described from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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